Exhibit 5.1

O’Melveny & Myers LLP	T: +1 949 823 6900
610 Newport Center Drive	F: +1 949 823 6994
17th Floor	omm.com
Newport Beach, CA 92660-6429

May 4, 2017

CareTrust REIT, Inc.

905 Calle Amanecer, Suite 300

San Clemente, CA 92673

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to CareTrust REIT, Inc., a Maryland corporation (the “Company”), CTR Partnership, L.P., a Delaware limited partnership, CareTrust Capital Corp., a Delaware corporation (together with CTR Partnership, L.P., the “Co-Issuers”) and certain of the Company’s direct and indirect subsidiaries (collectively, other than the Co-Issuers, the “Guarantors”) in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of an indeterminate amount of the following securities: (i) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”); (ii) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), in one or more series; (iii) debt securities of one or both of the Co-Issuers, in one or more series (the “Debt Securities”), to be issued pursuant to an indenture (the “Base Indenture”) to be entered into between the Co-Issuers, the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), in the form attached as Exhibit 4.7 to the Registration Statement, and one or more supplements or officer’s certificates to the Base Indenture establishing the terms of each series of Debt Securities (the “Supplemental Indenture Documents”); (iv) guarantees by the Company and/or the Guarantors of the Debt Securities (the “Guarantees”), which will be issued pursuant to the Base Indenture; (v) warrants to purchase Common Stock or Preferred Stock (individually or collectively, the “Warrants”) to be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and a warrant agent to be appointed prior to the issuance of Warrants; (vi) rights to purchase Common Stock or Preferred Stock (individually or collectively, the “Rights”) to be issued pursuant to a rights agreement (the “Rights Agreement”) between the Company and a rights agent to be appointed prior to the issuance of Rights; and (vii) units consisting of two or more series of Common Stock, Preferred Stock, Warrants and/or Rights (the “Units”) to be issued pursuant to a unit agreement (the “Unit Agreement”) between the Company and a unit agent to be appointed prior to the issuance of the Units. The Common Stock, Preferred Stock, Debt Securities, Guarantees, Warrants, Rights and Units are collectively referred to herein as the “Securities.”

Century City • Los Angeles • Newport Beach • New York • San Francisco • Silicon Valley • Washington, DC

Beijing • Brussels • Hong Kong • London • Seoul • Shanghai • Singapore • Tokyo

In our capacity as counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of those corporate and other records and documents as we considered appropriate including, without limitation:

(i)	the Registration Statement;

(ii)	the form of the Base Indenture;

(iii)	the charter of the Company and the charter or equivalent governing document of each of the Co-Issuers and the Guarantors, in each case as presently in effect;

(iv)	the Amended and Restated Bylaws of the Company (the “Bylaws”) and the bylaws or equivalent governing document of each of the Co-Issuers and the Guarantors, in each case as presently in effect; and

(v)	certain resolutions adopted by the Board of Directors of the Company or equivalent managing body of each of the Co-Issuers and the Guarantors, relating to the registration of the issuance and sale of the Securities and related matters.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. We have also assumed that New York law will be chosen to govern the Indenture, Warrant Agreements, the Rights Agreements and the Unit Agreements and that such choice is a valid and legal provision. To the extent that the Company’s obligations depend on the enforceability of any agreement against the other parties to such agreement, we have assumed that such agreement is enforceable against such other parties. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company. In addition, we have obtained and relied upon those certificates of public officials we considered appropriate.

We have also assumed that, at or prior to the time of delivery of any Security, (i) the effectiveness of the Registration Statement has not been terminated or rescinded, (ii) a prospectus supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission, (iii) each of the Company, the Co-Issuers and the Guarantors has been duly organized and is and will continue to be validly existing and in good standing under the law of its respective jurisdiction of organization, with all corporate, partnership, limited liability company or other power and authority to enter into the Base Indenture, Supplemental Indenture Documents, Warrant Agreement, Rights Agreement or Unit Agreement to which it is a party and to perform its obligations thereunder, (iv) the definitive terms of the issuance and sale of each class or series of Securities will have been duly established in accordance with the applicable authorizing resolutions of the Board of Directors of the Company (or an authorized committee thereof) and the equivalent managing body of each of the Co-Issuers and the Guarantors and in conformity with the charter and the Bylaws of the Company or the equivalent governing documents of the Co-Issuers and the Guarantors, as applicable, and applicable law (including (A) the requisite number of shares of Common Stock or Preferred Stock, including Common Stock or Preferred Stock which may be issued upon exercise of any such Securities exercisable for Common Stock or Preferred Stock, will have been reserved for issuance, in each case, within the limits of the then remaining authorized but unissued and unreserved amount of such Common Stock or Preferred Stock, and (B) the execution (in the case of certificated Securities), delivery and performance of the Securities and any related documentation referred to in paragraphs 1 through 5 below shall have been duly completed and shall remain in full force and effect), (v) in connection with the issuance of the Debt Securities and the Guarantees, the Base Indenture, any Guarantees and any Supplemental Indenture Documents will have been duly authorized, executed and delivered by the Company, the Co-Issuers and the Guarantors, as applicable, (vi) there has not occurred any change in law or further action by the Board of Directors of the Company or equivalent managing body of the Co-Issuers or the Guarantors affecting the validity or enforceability of such Security, and (vii) all Securities will be issued and sold in the manner contemplated by the Registration Statement and any applicable prospectus supplement. We have also assumed that none of the terms of any Security to be established after the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company, the Co-Issuers or the Guarantor, as applicable, with the terms of such Security will violate any applicable law or public policy or result in a violation of any provision of any instrument or agreement then binding upon the Company, the Co-Issuers or the Guarantors, as applicable, or any restriction imposed by any court or governmental body having jurisdiction over the Company, the Co-Issuers or the Guarantors, as applicable.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

1.

With respect to any series of Debt Securities offered under the Registration Statement (the “Offered Debt Securities”), when (i) the specific terms of the particular Offered Debt Securities have been duly established in accordance with the applicable Base Indenture and applicable Supplemental Indenture Documents; (ii) the applicable Base Indenture and applicable Supplemental Indenture Documents to be entered into in connection with the issuance of any Offered Debt Securities have been duly authorized, executed and delivered by each party thereto, and (iii) the Offered Debt Securities have been duly authorized, authenticated, executed, issued and delivered in accordance with the terms of the Base Indenture, as amended by the applicable Supplemental Indenture Documents, and the applicable underwriting or other agreement (including, in the case of “book-entry” Offered Debt Securities, such Debt Securities being entered under the names of the purchasers thereof on the books of a depositary) against payment therefor, such Offered Debt Securities will be legally valid and binding obligations of the Co-Issuers, enforceable against the Co-Issuers in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

2.	With respect to any Guarantees offered under the Registration Statement (the “Offered Guarantees”), when the Offered Guarantees have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Base Indenture, as amended by the applicable Supplemental Indenture Documents, and the applicable underwriting or other agreement, the Offered Guarantees will be legally valid and binding obligations of the Company and/or the Guarantors, as the case may be, enforceable against the Company and/or the Guarantors, as the case may be, in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

3.	With respect to any Warrants offered under the Registration Statement (the “Offered Warrants”), when (i) the Common Stock or Preferred Stock relating to such Offered Warrants have been duly authorized for issuance, (ii) the applicable Warrant Agreement has been duly authorized, executed and delivered by each party thereto, and (iii) the Offered Warrants have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Warrant Agreement and the applicable underwriting or other agreement against payment therefor, such Offered Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally (including, without limitation, fraudulent conveyance laws) or by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

4.

With respect to any Rights offered under the Registration Statement (the “Offered Rights”), when (i) the Common Stock or Preferred Stock relating to such Rights have been duly authorized for issuance, (ii) the applicable Rights Agreement has been duly authorized, executed and delivered by each party thereto, and (iii) the Offered Rights have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Rights Agreement and the applicable underwriting or other agreement against payment therefor, such Offered Rights will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally (including, without limitation, fraudulent conveyance laws) or by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

5.	With respect to any Units offered under the Registration Statement (the “Offered Units”), when (i) the Common Stock, Preferred Stock, Warrants or Rights relating to such Offered Units have been duly authorized for issuance, (ii) the applicable Unit Agreement has been duly authorized, executed and delivered by each party thereto, and (iii) the Offered Units have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Unit Agreement and the applicable underwriting or other agreement against payment therefor, such Offered Units will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally (including, without limitation, fraudulent conveyance laws) or by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

The law covered by this opinion is limited to the present law of the State of New York. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement.

Respectfully submitted,

/s/ O’Melveny & Myers LLP

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